EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Unrivaled Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Equity	Common Stock	415(a)(6)	(1)	(2)	(1)(2)
	Equity	Preferred Stock	415(a)(6)	(1)	(2)	(1)(2)
	Other	Warrants	415(a)(6)	(1)	(2)	(1)(2)
	Other	Debt Securities	415(a)(6)	(1)	(2)	(1)(2)
	Other	Purchase Contracts	415(a)(6)	(1)	(2)	(1)(2)
	Other(4)	Units	415(a)(6)	(1)	(2)	(1)(2)
	Unallocated Universal Shelf(1)	Unallocated Universal Shelf(1)	457(o)			(5)	$.0000927	$10,910

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$100,000,000		$10,910
	Total Fees Previously Paid							$2,454.75
	Total Fee Offsets							$8,455.25
	Net Fee Due							$0

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(1)

There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder as shall have an aggregate offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock of Unrivaled Brands, Inc. (the “Registrant”) as may be issued upon exercise of warrants registered hereby. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder also include such indeterminate number of shares of common stock and preferred stock of the Registrant as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price.

(4)

Securities registered hereunder may be sold separately or as units with other securities registered hereby, with such units consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, purchase contracts and warrants.

(5)

On September 7, 2018, the Registrant filed a registration statement on Form S-3 (Registration No. 333-227219), registering the issuance of $100,000,000 of securities (the “Prior Registration Statement”). The Prior Registration Statement was declared effective on October 11, 2018. The Registrant has determined that $77,500,000 of securities previously registered remain unsold under the Prior Registration Statement (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the securities registered hereby in the amount of $10,910 is offset by $8,455.25 in registration fees previously paid by the registrant with respect to the Unsold Securities. Accordingly, a registration fee of $2,454.75 was paid in connection with the filing of the registration statement on Form S-3 (Registration No. 333-259594 and no additional registration fees is being paid at this time.

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Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims(1)	Unrivaled Brands Inc.	S-3	No. 333-227219	September 7, 2018	September 7, 2018	$8,455.25	Unallocated Universal Shelf	Unallocated Universal Shelf	Unallocated Universal Shelf	$77,500,000	$8,455.25
Fee Offset Sources

(1)	The Registrant has terminated or completed the offering that included the unsold securities under the Prior Registration Statement.

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